EXHIBIT (11.1)
Page 1 of 4

                          Southwest Airlines Co.
                    Computation of Earnings Per Share
             For the Three Months Ended September 30, 1997

                                                                  Fully
                                                  Primary       Diluted
Weighted average shares outstanding             146,107,201    146,107,201

Shares issuable upon exercise of
outstanding stock options
(treasury stock method)                           8,325,526       9,889,530

Weighted average common and common
 equivalent shares                              154,432,727     155,996,731

Earnings for per share computations             $92,511,000     $92,511,000

Earnings per common and common
 equivalent share                                     $0.60           $0.59


EXHIBIT (11.1)
Page 2 of 4


                          Southwest Airlines Co.
                     Computation of Earnings Per Share
              For the Three Months Ended September 30, 1996

                                                                   Fully
                                                 Primary          Diluted
Weighted average shares outstanding            144,928,794      144,928,794

Shares issuable upon exercise of
 outstanding stock options
 (treasury stock method)                         5,879,425        5,878,891

Weighted average common and common
 equivalent shares                             150,808,219      150,807,685

Earnings for per share computations             $60,858,000      $60,858,000

Earnings per common and common
 equivalent share                                   $0.40             $0.40


EXHIBIT (11.1)
Page 3 of 4



                       Southwest Airlines Co.
                 Computation of Earnings Per Share
              For the Nine Months Ended September 30, 1997

                                                                Fully
                                              Primary          Diluted
Weighted average shares outstanding         145,674,106      145,674,106

Shares issuable upon exercise of
 outstanding stock options
 (treasury stock method)                      6,732,990       10,034,325

Weighted average common and common
 equivalent shares                          152,407,096      155,708,431

Earnings for per share computations        $237,217,000     $237,217,000

Earnings per common and common
 equivalent share                                 $1.56            $1.52


EXHIBIT (11.1)
Page 4 of 4


                     Southwest Airlines Co.
             Computation of Earnings Per Share
          For the Nine Months Ended September 30, 1996


                                                                 Fully
                                            Primary             Diluted
Weighted average shares outstanding        144,650,014        144,650,014

Shares issuable upon exercise of
 outstanding stock options
 (treasury stock method)                     7,645,456          7,994,033

Weighted average common and common
 equivalent shares                         152,295,470        152,644,047

Earnings for per share computations       $179,177,000       $179,177,000

Earnings per common and common
 equivalent share                                $1.18              $1.17
